AMENDMENT NO. 5
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of December 14, 2011, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Growth Series (Invesco Growth Series), and each of Invesco Canada Ltd. (previously known as Invesco Trimark Ltd.), Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the Trust desires to (i) change the name of Invesco Moderately Conservative Allocation Fund to Invesco Conservative Allocation Fund and to (ii) remove the following series portfolios; Invesco Balanced-Risk Retirement 2010 Fund, Invesco Basic Value Fund, Invesco Conservative Allocation Fund, Invesco Moderate Growth Allocation Fund, Invesco Van Kampen Asset Allocation Growth Fund, Invesco Van Kampen Asset Allocation Moderate Fund, Invesco Van Kampen Harbor Fund and Invesco Van Kampen Real Estate Securities Fund;
     NOW, THEREFORE, the parties agree that;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Balanced-Risk Retirement Now Fund
Invesco Balanced-Risk Retirement 2020 Fund
Invesco Balanced-Risk Retirement 2030 Fund
Invesco Balanced-Risk Retirement 2040 Fund
Invesco Balanced-Risk Retirement 2050 Fund
Invesco Global Equity Fund
Invesco Growth Allocation Fund
Invesco Income Allocation Fund
Invesco International Allocation Fund
Invesco Mid Cap Core Equity Fund
Invesco Moderate Allocation Fund
Invesco Conservative Allocation Fund
Invesco Small Cap Growth Fund
Invesco Convertible Securities Fund
Invesco Van Kampen Leaders Fund
Invesco Van Kampen U.S. Mortgage Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: Name:	/s/ John M. Zerr John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By: Name:	/s/ Eric J. Adelson Eric J. Adelson
Title:	Senior Vice President

By: Name:	/s/ Wayne Bolton Wayne Bolton
Title:	Senior Vice President

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By: Name:	/s/ J. Langewand /s/ A. Lehman J. Langewand / A. Lehman
Title:	Managing Directors

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By: Name:	/s/ Graeme Proudfoot Graeme Proudfoot
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By: Name:	/s/ Masakazu Hasegawa Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By: Name:	/s/ Nick Burrell / Mark Yesberg Nick Burrell / Mark Yesberg
Title:	Company Secretary / Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By: Name:	/s/ Anna Tong / /s/ Fanny Lee Anna Tong / Fanny Lee
Title:	Directors

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By: Name:	/s/ Jeffrey H. Kupor Jeffrey H. Kupor
Title:	Secretary & General Counsel

9